UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         APOLLO ENTERTAINMENT GROUP, INC
                         -------------------------------
             (Exact name of registrant as specified in its charter)


            FLORIDA                        3562                   22-3962092
            -------                        ----                   ----------
(State or other jurisdiction      (Primary Industrial         (I.R.S. Employer
      of incorporation)           Classification Code)       Identification No.)


                             150 EAST ANGELENO AVE.
                                   SUITE 1426
                         BURBANK, CA 91502 (818)539-6507
                         -------------------------------
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                                 MICHELLE TUCKER
                             150 EAST ANGELENO AVE.
                                   SUITE 1426
                                BURBANK, CA 91502
                                  (818)539-6507
                             ----------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


           Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             JEFFREY G. KLEIN, P.A.
                            2600 NORTH MILITARY TRAIL
                                    SUITE 270
                            BOCA RATON, FLORIDA 33431
                                  (561)997-9920


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

   From time to time after the effective date of this registration statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. |_|

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer   |_|                      Accelerated Filer         |_|

Non-accelerated Filer     |_|                      Smaller Reporting Company |X|
(Do not check if a small reporting company.)


                         CALCULATION OF REGISTRATION FEE

Title of
Each Class
Of Securities                  Proposed Maximum   Proposed Maximum    Amount of
To Be           Amount to be    Offering Price        Aggregate     Registration
Registered       Registered      Per Share(1)      Offering Price       Fee(2)
-------------   ------------   ----------------   ----------------  ------------
Common Stock     4,553,081          $0.001            $4,553.08         $1.57

[1] No exchange or over-the-counter market exists for Apollo Entertainment Group, Inc. common stock. The offering price was arbitrarily established by management and does not reflect market value, assets or any established criteria of valuation.

[2] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

         This Registration Statement has been prepared on a prospective basis on the assumption that, among other things, the spin-off of the Registrant from Pop Starz Records, Inc. (as described in the Prospectus which is a part of this Registration Statement) and the related transactions contemplated to occur prior to or contemporaneously with the spin-off will be consummated as contemplated by the Prospectus. There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated. Any significant modifications to or variations in the transactions contemplated will be reflected in an amendment or supplement to this Registration Statement.


               THE DATE OF THIS PROSPECTUS IS SEPTEMBER __ , 2008

                                   PROSPECTUS


                        APOLLO ENTERTAINMENT GROUP, INC.
                             150 EAST ANGELENO AVE.
                                   SUITE 1426
                                BURBANK, CA 91502
                                  (818)539-6507


                        4,553,081 SHARES OF COMMON STOCK


         These shares are to be distributed by the Registrant's parent company, Pop Starz Records, Inc., as a dividend to its shareholders who are entitled to such dividend, on the basis of one (1) registered share for every three (3) shares of Pop Starz, Records, Inc. beneficially owned as of the record date, which is the close of business (local time) on September 30th 2008. (the "Record Date"). No national securities exchange or the Nasdaq Stock Market lists the securities offered.

           PLEASE SEE THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement and any amendment thereto is filed with the Securities and Exchange Commission and is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

Heading                                                                     Page

Summary of Offering ........................................................   1

Selected Financial Information .............................................   3

Risk Factors ...............................................................   4

Use of Proceeds ............................................................   7

Determination of Offering Price ............................................   8

Dilution ...................................................................   8

Selling Security Holders ...................................................   8

Plan of Distribution .......................................................   8

Description of Securities to be Registered .................................   8

Interest of Named Experts and Counsel ......................................   9

Description of Business ....................................................   9

Description of Property ....................................................  12

Legal Proceedings ..........................................................  12

Market Price of Common Stock and Related Stockholder Matters ...............  12

Management's Discussion and Analysis of Financial Condition and
         Results of Operation ..............................................  12

Changes in and Disagreements  with Accountants on Accounting
         And Financial Disclosure ..........................................  14

Quantitative and Qualitative Disclosure about Market Risk ..................  14

Directors,  Executive Officers and Key Employees ...........................  14

Executive Compensation .....................................................  15

Corporate Governance .......................................................  16

Security Ownership of Certain Beneficial Owners and Management .............  16

Transactions with Related Persons, promoters and Certain Control Persons ...  18

Disclosure of Commission Position on Indemnification for Securities
         Act Liabilities ...................................................  19

Where you can find more information ........................................  19

Financial  Statements ...................................................... F-1

                             SUMMARY OF OUR OFFERING
                             -----------------------

OUR BUSINESS:
-------------

         Apollo Entertainment Group, Inc. ("Apollo") is a Florida corporation incorporated in the state of Florida on April 12, 2007 under the name Pop Starz Publishing Corp. On June 24, 2008 pursuant to the unanimous consent of the holders of the outstanding common stock we changed our name to Apollo Entertainment Group, Inc. Apollo Entertainment Group, Inc. is a majority owned subsidiary of Pop Starz Records, Inc.

         On June 24, 2008, Apollo formed a subsidiary, Alpha Music Mfg Corp. ("Alpha") a Florida Corporation. Alpha is a wholly owned subsidiary of Apollo.

         Apollo Entertainment Group, (the "Company", the "Registrant" or "Apollo") is currently a holding company. All of its operations are currently conducted through its wholly owned subsidiary, Alpha Music Mfg Corp. Alpha is a development stage company that is engaged in the business of pressing vinyl RECORDS, CD/CD Rom duplication and DVD duplication. Alpha will also offer graphic art design and various printed paraphernalia used in the Music Industry.

         "Apollo" "we," "us," and "our" refer to Apollo Entertainment Group, Inc. including unless the context otherwise requires, its subsidiaries.

         Michelle Tucker is the sole officer and director of Apollo and works at the Company's administrative offices in Burbank, California. The operational headquarters of Alpha is located in Plantation, Florida where approximately four individuals are employed including the officers and directors of Alpha.

THE OFFERING
------------

         Following is a brief summary of our offering:

         We intend to distribute to the shareholders of Pop Starz Records, Inc. shares of common stock in Apollo. Each shareholder of Pop Starz Records will receive one (1) share of our common stock for every three (3) shares of common stock they own on the record date. The stock dividend will be pro rata and the shareholders will not be required to pay any type of consideration in order to participate in the stock dividend.

QUESTIONS AND ANSWERS ABOUT APOLLO AND THE SPIN-OFF.

WHY IS THE SPIN-OFF STRUCTURED AS A DIVIDEND?

         Pop Starz Records believes that a distribution of shares of Apollo to the Pop Starz Records shareholders is the most effective way to accomplish the distribution.

HOW WILL THE SPIN-OFF OCCUR?

         Pop Starz Records will distribute to its stockholders via dividend most of the outstanding shares of common stock of Apollo owned by Pop Starz Records. We will be distributing 4,553,081 of the 4,800,000 shares PSR owns in Apollo. Pop Starz Records will still own 246,919 shares or approximately 4.1% of Apollo after distribution.

HOW MANY SHARES OF APOLLO WILL I RECEIVE?

         You will receive one share of Apollo common stock for EVERY THREE shares of common stock which you own in Pop Starz Records.

CAN POP STARZ RECORDS DECIDE NOT TO COMPLETE THE APOLLO SPINOFF?

         Although very unlikely, the planned spin-off can be abandoned. The Board of Directors of Pop Starz Records reserves the right, in its sole discretion, to amend, modify or abandon the spin-off at any time prior to the registration date.

WHAT IS THE RECORD DATE FOR THE SPIN-OFF?

         The record date for stockholders entitled to receive shares of common stock of Apollo is September 30th 2008.

WHAT IS THE DISTRIBUTION DATE?

         We intend to distribute the Apollo shares as soon as possible following the effective date of this registration statement.

WHAT IF I WANT TO SELL MY APOLLO SHARES?

         You should first consult your financial advisor. Currently, there is no public market for the common stock of Apollo and there can be no assurance that any public market will develop in the future.

WILL THE NUMBER OF SHARES OF COMMON STOCK I OWN IN POP STARZ RECORDS CHANGE AS A RESULT OF THE SPIN-OFF?

         No. The number of shares of Pop Starz Records that you own will not change as a result of the spin-off.

ARE THERE RISKS TO OWNING SHARES OF COMMON STOCK OF APOLLO ?

         Yes. Our business is subject to general and specific risks regarding our business. These risks are set forth in the registration statement.

WHAT ARE THE REASONS FOR THE SPIN-OFF?

         While management believes that there are some shared common attributes they generally face different strategic and competitive challenges. As a result, Pop Starz Records management has determined that, in Pop Starz Records current configuration, when facing strategic and operating issues for a particular business, whether having to do with transactional alternatives, capital investment, new business initiatives, compensation or otherwise, considerations of the other businesses and of the company as a whole had the potential to lead to different decisions than might be made by a standalone company. Therefore, management concluded that the current structure may not be the most responsive to the exigencies of each business and that the spin-off will enhance the success of each business by enabling each entity to resolve the problems that arise from the operation of different businesses and different management.

                             SELECTED FINANCIAL DATA
                             -----------------------

         The following financial information summarizes the more complete historical financial information at the end of this prospectus.

         As our audited financial statements disclose, since inception, April 12, 2007 we have not generated any revenues and have a cumulative loss of $(239). We have cash of $50,000 and a convertible note payable to an affiliate in the amount of $45,300. Our accumulated deficit in the developmental stages is $(354).

                                  RISK FACTORS
                                  ------------

         Investors should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business could be materially adversely affected. In such case, the Company may not be able to proceed with its planned operations and your investment may be lost entirely. The Securities offered hereby should only be purchased by persons who can afford to lose their entire investment without adversely affecting their standard of living or financial security.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.
--------------------------------------------------

         The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus contains such "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the Securities and Exchange Commission, which is known as "incorporation by reference."

         Words such as "may," "anticipate," "estimate," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements might include one or more of the following:

         o  Anticipated results of operations;
         o  Anticipated pricing of goods and services;
         o  Anticipated market demand;
         o Description of plans or objectives of management for future operations;
         o  Forecasts of future economic performance; and
         o Descriptions or assumptions underlying or relating to any of the above items.

         In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to the Registrant or to any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

WE LACK ANY OPERATING HISTORY.

         We are a development stage company that was incorporated in April 2007. We have no operating history. Our future results will be dependent upon the operations of Alpha which acquired certain assets relating to pressing vinyl long playing albums and various CD replication equipment. There may be no market for our products and services and even if a proven market develops, there can be no assurance that we will be able to market our products effectively. Alpha's management may not be able to implement our business and as a result we may incur substantial losses in which case you will lose your investment.

WE MAY NOT ACHIEVE PROFITABILITY OR POSITIVE CASH FLOW.

         Our ability to achieve and maintain profitability and positive cash flow will be dependent upon such factors as growing market for LP albums, increasing the size of our CD duplicating business and our ability to attract new customers. Based upon current plans, we expect to incur operating losses in future periods because we expect to incur expenses which will exceed revenues for an unknown period of time. We cannot guarantee that we will be successful in generating sufficient revenues to support operations in the future. Failure to generate sufficient revenues will likely cause us to go out of business and our shares would have no value.

LACK OF PROFITS FROM OPERATIONS.

         To date, we have not generated any profits from operations. Because we are a relatively small company and have limited capital, we have not been able to promote our services in trade journals and other publications. Demand for LP albums has witnessed a significant decline over the past twenty years as cassette disks, then CDs and now Internet downloads have been the driving force in music sales. Notwithstanding the foregoing, there appears to be increased demand amongst audiophiles for the sound quality offered by LPs. To the extent that other forms of music delivery evolve, the demand for LPs may further decline and we will not be able to successfully operate our business.

POSSIBLE LOSS OF ENTIRE INVESTMENT

         Prospective investors should be aware that if the Company is not successful in its endeavors, their entire investment in the Company could become worthless. Even if the Company is successful, there can be no assurances that investors will derive a profit from their investment.

WE HAVE LIMITED FINANCIAL RESOURCES.

         We have limited capital. We will need additional capital for us to expand our operations. Without an infusion of capital, of which there can be no assurance, it is unlikely that we will be able to expand operations. Our ability to expand operations, or even to continue operating at all, is materially dependent on our ability to generate revenues from operations or to raise additional funds. To date, our operations have been primarily financed by loans from our chief executive officer or affiliates of hers. There is no obligation for her to continue to fund our ongoing operation or to cover any shortfalls in revenues to satisfy creditor claims.

LACK OF ADEQUATE CORPORATE GOVERNANCE.

         We have one director. As a result, there is no independent Board or committees of the Board of Directors. The Company does not employ accounting personnel and relies on outside accountants to compile the Company's books and records. Due to the size and nature of our business, segregation of all conflicting duties may not always be possible and may not be economically feasible.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE, AND OUR COMMON STOCK PRICE MAY DECREASE OR FLUCTUATE SIGNIFICANTLY.

         Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Factors that may affect our future operations include market acceptance of our products and services, unforeseen competition, limited working capital and changing market dynamics.

IF WE DO NOT MANAGE OUR GROWTH EFFICIENTLY, WE MAY NOT BE ABLE TO OPERATE OUR BUSINESS EFFECTIVELY.

         We expect to significantly expand our operations. If we expand our operations, we may strain our management, operations, systems and financial resources. To manage our future growth, we must improve and effectively utilize our existing operational, management, marketing and financial systems, successfully recruit, hire and manage personnel and maintain close coordination among our technical, finance, marketing, sales and production staffs. We may need to hire additional personnel in all areas of our business. Our failure to effectively manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we anticipate.

WE WILL REQUIRE ADDITIONAL FINANCING TO EXPAND OUR OPERATIONS.

         We will require additional working capital to continue and/or expand our current operations. There can be no assurance that we will be able to secure additional funding to meet our objectives or if we are able to identify funding sources, that the funding will be available on terms acceptable to the Company. Should this occur, we will have to significantly reduce our operations.

IF WE FAIL TO DEVELOP NEW OR EXPAND EXISTING CUSTOMER RELATIONSHIPS, OUR ABILITY TO GROW OUR BUSINESS WILL BE IMPAIRED.

         Our growth depends to a significant degree upon our ability to develop new customer relationships and to expand existing relationships with current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that business with current customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

THE MUSIC BUSINESS IS CONSTANTLY EVOLVING.

         Although industry analysts project that the music industry will continue to grow, no assurances can be provided that there will be a continuing demand for LP albums, that the company will be successful in marketing its products or that such services will receive broad-based, sustained market acceptance.

CUSTOMER PREFERENCES AND TRENDS--CHANGES IN TECHNOLOGY, EVOLVING CUSTOMER PREFERENCES AND TRENDS AND INDUSTRY STANDARDS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our success depends, in significant part, on the continued demand for LP albums. The sale of LP albums has witnessed a precipitous decline over the years and few of the large chain music distributors or chain stores offer LP albums. We cater to a niche market which grew up with LP albums. As this population ages, or there is a decreased demand for analogue music, our business will suffer. This will have a material adverse effect on our business, financial conditions and results of operations.

THE MUSIC INDUSTRY IS HIGHLY COMPETITIVE.

         The industry in which our company operates is very competitive with limited demand for LPs. Currently, we have two principal competitors. However, should the market for LPs grow, we face competition from large record labels with significantly greater financial resources, technical, promotional, marketing resources and greater name recognition. This will enable these competitors to attract new customers and most likely, compete more effectively on a cost basis.

THERE IS NO  MARKET FOR OUR COMMON STOCK.

         There is currently no public trading market for our common stock nor is there any assurance that a trading market will ever develop. Therefore, there is no central place and there may not be a place in the future, such as a stock exchange or electronic trading system, where a buyer can resell our stock. If a buyer does want to resell shares, that person will have to locate another buyer and negotiate a private sale or the person may not be able to resell the shares, thereby rendering the shares illiquid.

THE SPIN-OFF AGREEMENT WAS NOT THE RESULT OF ARM'S LENGTH NEGOTIATIONS.

         The agreement that we will enter into with Pop Starz Records in connection with the spin-offs, were established by Pop Starz Records whose chief executive officer is also the chief executive officer of Apollo. While management believes that the spin-off will maximize shareholder value, the terms set forth herein may not be as favorable as would have resulted from negotiations among unrelated third parties.

OUR SUCCESS WILL BE LARGELY DEPENDENT UPON OUR KEY EXECUTIVE OFFICERS AND OTHER KEY PERSONNEL.

         Our success will be largely dependent upon the continued employment of our chief executive officer as well as the officers of Alpha including Linford Ellis, Kathleen Ellis and Jeffrey Collins. The loss of the services of Mr. Ellis, Ms. Ellis or Mr. Collins would have a material adverse effect on us. We do not maintain key man insurance on the lives of any of our executive officers. Although we believe that we would be able to locate suitable replacements, if the services of any of our executive officers were lost, we cannot assure you that we would be able to do so. In addition, our future operating results will substantially depend upon our ability to attract and retain highly qualified management, financial, technical, creative and administrative personnel. Competition for highly talented personnel is intense and can lead to increased compensation expenses. We cannot assure you that we will be able to attract and retain the personnel necessary for the development of our business.

CONTROL OF OUR COMPANY.

         Upon distribution of the shares covered by this registration statement, Michelle Tucker, and affiliates thereof, will have majority control of our company's stock. As a result, these people will have the ability, acting as a group, to effectively control our affairs and business, including the election of directors and subject to certain limitations, approval or preclusion of fundamental corporate transactions. This concentration of ownership of our Common Stock may:

      o  Delay or prevent a change in control

      o Impede a merger, consolidation, takeover, or other transaction involving the Company; or

      o Discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company

If these people make the wrong decisions or decisions are made without the best interests of the Company, our business will suffer.

THE RISKS SET FORTH ABOVE SHOULD NOT BE CONSTRUED AS A COMPLETE LIST OF THE RISKS WHICH MAY AFFECT THE COMPANY'S BUSINESS, THE OFFERING OR THE RISKS WHICH YOU FACE AS A PROSPECTIVE INVESTOR.

THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS AND SHOULD CONSULT WITH HIS, HER OR ITS LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

                                 USE OF PROCEEDS

         The shares included in this registration statement will be distributed as a dividend to the shareholders of the Registrant's parent company, Pop Starz Records, Inc. We will not receive any proceeds directly from the sale of the shares offered in this prospectus.

                         DETERMINATION OF OFFERING PRICE

         There is no established public market for the shares of common stock being registered. As a result the offering price of the shares of common stock offered hereby has been arbitrarily determined by us and set at $0.001 per share, and does not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price.

                                    DILUTION

         The shares included in this registration statement are being offered at the same price as or lower than the price paid by officers, directors and affiliated persons since the Registrant's inception in April 2007. Accordingly, there is no dilution of the per-share value of the common stock offered hereby.

                            SELLING SECURITY HOLDERS

         The Registrant's parent company, Pop Starz Records, Inc., currently holds 4,800,000 shares of the Registrant's common stock, and is distributing to its shareholders as of the Record Date the shares included in this registration statement. After distribution, Pop Starz, Records, Inc. will hold approximately 246,919 shares or approximately 4.1% of the Registrant's common stock.

                              PLAN OF DISTRIBUTION

         The securities to be registered are to be distributed by the Registrant's parent company, Pop Starz, Records, Inc., as a dividend to its shareholders as of the Record Date. The transfer agent will be Florida Atlantic Stock Transfer Company in Tamarac, Florida.

                           DESCRIPTION OF SECURITIES:

GENERAL

         The following is a summary of information concerning the capital stock of the Company. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the Company's Articles of Incorporation and all amendments thereto. The summary is qualified by reference to these documents, which you must read for complete information on the capital stock of the Company. The Articles of Incorporation and all amendments thereto and by-laws of the Company are included as exhibits to the Company's registration statement.

COMMON STOCK

         We have 100,000,000 shares of Common Stock, $.001 par value authorized, of which six million shares (6,000,000) are issued and outstanding.

VOTING RIGHTS

         Holders of Common Stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors. There is no right to cumulative voting in the election of directors. Except where a greater requirement is provided by statute or by the Certificate of Incorporation, or by the bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of fifty percent (50%) of the outstanding shares of the our Common Stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our Certificate of Incorporation.

DIVIDENDS

         There are no restrictions in our Certificate of Incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends, and we do not plan to declare any cash dividends in the foreseeable future.

PRE-EMPTIVE RIGHTS

         Holders of Common Stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

WARRANTS AND OPTIONS.

         There are no outstanding options or warrants.

TRANSFER AGENT

         Our transfer agent is Florida Atlantic Stock Transfer, Inc. located at 7130 Nob Hill Road, Tamarac, Florida 33321.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         The validity of the securities offered hereby will be passed upon by Jeffrey G. Klein, P.A. The financial statements of the Company appearing in this registration statement have been audited by Stan J.H. Lee, CPA. Mr. Klein currently owns 33,809 shares of common stock of Pop Starz Records, Inc. Accordingly Mr. Klein will receive 11,270 of the Registrant's common stock covered by this registration following the effectiveness of the registration statement.

                                    BUSINESS

         In July 2008, Alpha acquired from Linford Ellis for the sum of $2,000 assets owned by Mr. Ellis used in his LP pressing plant. In addition to office equipment, computers, desks and inventory, some of the equipment which Alpha acquired included a CD formatter, automated presses, stamper and formatting machine, shrink wrap machine and turntable. In order to finance the acquisition of the assets and to provide Alpha with working capital, Alpha secured a $50,000 secured loan from the Registrant. The loan is due June 25, 2009 and provides for interest on the outstanding principal balance at the rate of 8% per annum. The loan is secured by all of the Company's assets.

         We anticipate that all of our operations will be conducted through Alpha, our wholly owned subsidiary. The objective of Alpha is to expand its operation as one of the few remaining vinyl LP pressing plants in the country, which is dedicated to manufacturing high quality vinyl pressings for the music industry. Alpha also intends to increase its customer base not only for its vinyl output but also for the replication of CD's and DVD's in "cost effective" small runs as well as processing larger quantities using raw disc and print purchased and then assembling them in jewel cases and making them "retail ready" for current regular and future customers.

         Alpha is managed by Linford Ellis, his wife Kathleen Ellis and Jeffrey Collins, a music industry veteran who heads the sales, marketing and promotion division.

GOALS:

         Alpha's goal is to continue to give customer satisfaction at the same time as offering an additional range of services that would include "Graphic Art Design", "Complete Promotional Services" for Independent Record Labels across the country, as well as choice work for some of the major record labels.

         By upgrading its manufacturing equipment and modernizing the operation, along with a new promotion and marketing campaign, management believes that it will be able to increase its overall production and become more cost effective

STRATEGIES:

         In order to minimize costs, keep our existing clients and bring in new clients who are attracted to our products, Alpha intends to increase productivity by purchasing raw materials in advance of customer's orders so that Alpha can fill customer orders in a timely manner. Implementing this strategy will require additional capital as Alpha will now carry inventory in anticipation of customer orders.

SERVICES

         Alpha offers high quality record pressing at a competitive price. Other services include CD and CD ROM duplication, DVD duplication and replication. The Company's focus will be on the quality and not the quantity of its work product. The Company will also offer other products such as posters, post-cards and flyers.

MARKET ANALYSIS SUMMARY

         There is a growing specialized market for quality vinyl records both among the independent record labels as well as individual musicians, especially if they belong to a rock group or jazz band that have a large following. Collectors are looking for the warmth of the analog sound, only available on vinyl and are now offered "Free" downloads of albums when they purchase an L.P.

         A similar growth is happening in "short runs" of CD's. The fans and collectors prefer to be able to purchase a physical article with information on the jacket or CD booklet rather than just "download" the music to an I-Pod. Now they can have the best of both worlds for the price of the physical recording.

         As the larger factories are closing down and cutting back, because of Alpha's niche market, management believes that there will be a growing demand for customers looking for a plant like Alpha's where they satisfy their musical tastes.

SERVICE BUSINESS ANALYSIS

         Although the recording business is going through many changes, there is always going to be a demand for physical product and Alpha intends to remain in the forefront and will be able to compete for a large portion of the remaining and growing side of the industry. Alpha is one of the last remaining record pressing plants in Florida but also is one of the few remaining plants in the whole country.

CUSTOMERS

         Alpha's management has previously prepared Compact Discs for clients such as:

         Sandals, Beaches, Florida Boat Club, Motorola, GE, Popeye's Chicken, Adidas, Lowes, Audi, Army, Honda, Bank Atlantic, Nabi Pharmaceuticals, Curacao, Comfort Suite, Hertz, Alamo, University of Miami, Wanado City and the Sun Sentinel.

         Management believes that because of these pre existing relationships, these customers will become customers of Alpha.

         Due to the weak US Dollar, Alpha is also able to offer many countries throughout the world, where vinyl record pressings are still very much in demand, a quality product that has attracted several new customers. Alpha intends to look for more of these customers with the hope of servicing them for many years to come.

         No single customer represents more than ten percent of the Company's revenues.

COMPETITION AND SEASONALITY

         Competition, especially for high quality vinyl pressings is becoming less and less with only two major competitors. One on the West Coast (Rainbow) and the other in Tennessee (United). We do not believe that these two competitors are capable of meeting client demand. As a result, we believe that this represents an excellent targeted group to expand our operations.

         Although the demand for manufactured product is usually quite "seasonal" due to the fact that Alpha will be concentrating on pressing catalog as well as new releases, the "Buying / Ordering patterns of the majority of its customer base will be quite consistent year round.

MARKETING STRATEGY

         Alpha's marketing strategy will be aimed on "quality" and speedy order fulfillment and will offer many new and innovative "in house" extra services to their customers...such as promotional print and MP3 mass blasting. We believe that we will generate additional customers from referrals from our current client base. We will also rely on the internet through our new website www.alphamusicmfg.com as well as advertisements in trade and music publications. The Company will target the promotional managers of the hundreds of small independent labels who are looking for ways to manufacture "small runs" of physical promotional product as well as approaching some of the major labels who no longer own their own pressing plants.

                             DESCRIPTION OF PROPERTY

LOCATION:

         Alpha conducts its business operations in Plantation, Florida where it leases a 5,000 square foot warehouse facility. The Registrant has an administrative office in Burbank, California. Alpha pays a monthly rent of $2,961.33 pursuant to the terms and conditions of a three year lease which includes an option for three additional years at an annual increase of 5% per annum. We believe that this space is sufficient for our current and planned needs.

         Our administrative office is located in Burbank, California. An affiliate of our chief executive officer, the Tucker Family Spendthrift Trust, provides this space to the Company at a cost of $1,000 per month. Included within this cost are telephone and fax lines, computers and other related office equipment.

                                LEGAL PROCEEDINGS

         The Registrant is not a party to any pending legal proceeding.

                    MARKET PRICE FOR COMMON STOCK AND RELATED
                               STOCKHOLDER MATTERS

         There is currently no public trading market for the Registrant's common stock. The company hopes to become a fully reporting company when its operations and revenues are sufficient, and to apply for trading of its shares on the Over-the-Counter Bulletin Board (commonly known as the OTCBB). The Company can provide no assurance that these efforts will be successful.

         The Registrant currently has four shareholders. Upon distribution of the shares included in this registration statement, there will be approximately 135 holders of the Registrant's common stock.

         The Registrant has not declared any cash dividends on its common stock since the company's inception in April 2007, and does not anticipate doing so in the foreseeable future.

         The Registrant does not have any equity compensation plan, and so there are no such shares authorized for issuance.

            MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

FORWARD LOOKING STATEMENTS

         The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects upon the Company. There can be no assurance that future developments affecting the Company will be those anticipated by management. Actual results may differ materially from those included in the forward-looking statements.

         You should not assume that the information contained in this prospectus is accurate as of any date other than the date set forth on the cover. Changes to the information contained in this prospectus may occur after that date and the Company does not undertake any obligation to update the information unless required to do so by law.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

GENERAL

         We are a developmental stage company. Through our wholly owned subsidiary, Alpha Music Mfg Corp. will offer the services of audio CD/CD ROM duplication and replication, DVD duplication and vinyl record pressing. Our plant is located in South Florida but we intend to do business throughout the United States. We have to date relied on advances made to the Company by our president and/or affiliated entities of our president who have advanced a total of $45,300 pursuant to a convertible note. There can be no assurance that she will continue to make these advances in the future. If we cannot identify additional funding sources in the future and we do not generate revenues in excess of our expenses, there is a substantial likelihood that we will have to cease operations.

         At June 30, 2008 we were a wholly owned subsidiary of Pop Starz Records, Inc. Subsequent to that date, we issued shares of our common stock to employees and a consultant. As a result, we are an 80% owned subsidiary of Pop Starz Records, Inc.

         Over the next twelve months, we plan to market and promote the services offered by Alpha. We intend to rely on word of mouth referrals and use the personal contacts of Alpha's principal executive officers to expand operations. If revenues are sufficient, we may also rely on display advertising in trade journals.

         We believe that if we carefully manage our cash, we will have sufficient funding for approximately twelve months, after which time we will need to raise additional funds, either from loans from our officers or other debt sources. We may also raise additional funds through the sale of our common stock. No assurance can be provided however, that such additional funding will be available, or if available, on terms acceptable to the Company. We believe that the equipment currently owned by Alpha will be sufficient to implement our business plan. However, if our operations grow or, we are required to replace any equipment, capital earmarked for other sources will be utilized to purchase or repair our existing equipment. Should this occur, our operations will be adversely affected.

RESULTS OF OPERATIONS

         From date of Inception (April 12, 2007) through June 30, 2007, from the date of Inception through June 30, 2008 and for the six months ended June 30, 2008.

         We have not generated any revenues since our date of incorporation. We have a net loss since inception of ($239).

LIQUIDITY AND CAPITAL RESOURCES.

         At June 30, 2008 we had cash of $50,000 and current liabilities of $45,300. We have a working capital surplus of $4,700. We have no other liabilities. We intend to use our cash to initially fund the activities of Alpha, We will require additional consideration and revenues for Alpha to sustain operations to facilitate the operations of Alpha.

OFF BALANCE SHEET ARRANGEMENTS.

         We do not have any off-balance sheet arrangements.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

         None.

                QUANTITATIVE AND QUALITATIVE DISCLOSURE REGARDING
                                   MARKET RISK

         Not applicable.

                 DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

NAME                                   POSITION

Michelle Tucker                        President/Secretary/Director

Linford Ellis                          President/Director:  Alpha

Kathleen Ellis                         Vice president/Director:  Alpha

Jeffrey  Collins                       Director:     Alpha

         MICHELLE TUCKER, age 49, has since June 2007, served as the sole officer and director of Apollo. Since July 2006 she has held various positions with Pop Starz Records, Inc., our parent company. Initially, she was the Company's sole officer and director. She then became an independent consultant to the company. Most recently, she reassumed her role as the company's president. Prior thereto, she served as the president and director of Pop Starz Inc., the former parent company of Pop Starz Records, Inc. Ms. Tucker received a Bachelor of Science Degree in Criminal Justice from the University of Florida in 1979. From 1984 to 1986, Ms Tucker continued her education toward a Masters Degree by attending Florida Atlantic University and Florida International University.

THE FOLLOWING INDIVIDUALS SERVE AS OFFICERS AND DIRECTORS OF ALPHA:

         LINFORD ELLIS, age 55, is the president of Alpha Records and a music industry veteran. Prior to joining Alpha, he was the founder and president of NSL Manufacturing, Inc. ("NSL") Mr. Ellis began his music career as a research and development engineer for CBS Records / Sony BMG, in the United Kingdom where he honed his skills in research and development while learning vinyl and CD duplication methods and other technologies. In 1992, NSL was established to meet the growing needs of the music industry and other businesses seeking high quality, low-cost media duplication services.

         JEFFREY COLLINS, age 67, is in charge of sales and marketing for Alpha and works for the Company on a part time basis. Mr. Collins has over 50 years working in various divisions of the music industry. He began his career in the United Kingdom where he owned a chain of record stores, a wholesale distribution company and a record label. He has produced records and worked with many major label record companies including MCA and Jive records. Mr. Collins holds degrees from both Leeds College of Commerce and the University of London.

         KATHLEEN ELLIS, AGE 54 , serves as the vice president of Alpha. Prior to joining Alpha, she worked at NSL Manufacturing. As the vice president of Alpha she is responsible for the day to day in-house administrative functions of the business.

FAMILY RELATIONSHIPS.

         Kathleen Ellis and Linford Ellis are husband and wife. Except as set forth herein, there are no family relationships among the Registrant's directors and executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS.

         During the past five years, no director, executive officer, promoter or control person of the Registrant has been involved in any bankruptcy proceeding; been convicted in or is subject to any criminal proceeding; is subject to any order, judgment or decree in any way limiting his or her involvement in any type of business, in securities or banking activities; or been found by a court of competent jurisdiction (in a civil action), the Securities & Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

                             EXECUTIVE COMPENSATION

         For the year ended December 31, 2007 and through the period ended June 30, 2008, no compensation of any kind was paid to Michelle Tucker, our sole officer and director.

         Effective September 1, 2008, the Company entered into an employment agreement with its chief executive officer, Michelle Tucker, which provides for a monthly salary of $3,000.

         Alpha is a newly formed entity and has not paid any compensation to its officers. Alpha will however pay the following compensation:

         We have entered into employment agreements with Linford Ellis, Kathleen Ellis and a consulting agreement with Jeffrey Collins. Mr. Ellis is to receive a salary of $4,000 per month, Ms. Ellis will receive a salary of $2,000 per month while Mr. Collins will receive a fee of $1,000 per month. The employment and consulting are "at will" and may be terminated on 60 days notice by either party.

         As an inducement for each individual to join Alpha, we issued Mr. Collins 600,000 shares of our common stock and Mr. and Mrs. Ellis each received 300,000 shares of common stock. The shares of common stock vest ratably over a period of three years and are subject to forfeiture if either employee or consultant does not remain with Alpha for a period of three years.

         For a period of two years commencing on January 1, 2009, Ms. Ellis and Mr. Ellis shall each have the right to exchange all of their shares in Apollo for 16.66% each of Alpha conditioned upon the repayment of all funds advanced to Alpha plus interest by Apollo and or its designees. For a period of two years commencing on September 1, 2008, Apollo shall have the right to exchange with Mr. Ellis and Ms. Ellis 16.66% each of their shares in Alpha for return of all of their Apollo shares without Alpha being required to repay any advances made by Apollo and or its designees.

         The consulting agreement with Mr. Collins is similar to the employment agreements in that Mr. Collins shall be provided for a period of two years commencing on January 1, 2009, Mr. Collins shall have the right to exchange all of his Apollo shares for 33.33% of Alpha conditioned upon the repayment of all funds advanced to Alpha plus interest by Apollo and or its designees. For a period of two years commencing on September 1, 2008, Apollo shall have the right to exchange with Mr. Collins 33.33% of its shares in Alpha for return of all of Mr. Collins Apollo shares without Alpha being required to repay any of the advances made by Apollo and or its designees.

         Assuming that all three individuals exercise their right to exchange their Apollo shares for shares in Alpha, Apollo will own one third of the issued and outstanding shares of common stock of Alpha.

                              CORPORATE GOVERNANCE

         We have one director. Our director is our sole officer and is not independent. We do not have an audit committee, compensation committee or nominating committee. As our operations expand, we hope to name additional members to our Board of Directors. We do not have sufficient funds to secure officer and directors insurance and we do not believe that we will be able to retain an independent Board of Directors in the immediate future. We do not believe that we will be able to attract independent board members until such time as a market for our common stock develops.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS ND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

         As of August 31, 2008 the only persons who are the beneficial owner of more than five percent of any class of the Registrant's voting securities are as follows:

                   Name & Address of           Amount & Nature of
Title of Class     Beneficial Owner            Beneficial Owner
--------------     -----------------------     ------------------

Common Stock       Pop Starz Records, Inc.     4,800,000
                   150 E. Angeleno Ave.
                   # 1426
                   Burbank, CA 91502

SECURITY OWNERSHIP OF MANAGEMENT.

         As of August 31, 2008 the following directors and executive officers owned the following shares:

                   Name & Address of           Amount & Nature of        Percent
Title of Class     Beneficial Owner            Beneficial Owner (4)     of Class
--------------     -----------------------     --------------------     --------

Common Stock       Pop Starz Records, Inc.         4,800,000               80%
                   150 E. Angeleno Ave.
                   # 1426
                   Burbank, CA 91502 (6)

Common Stock       Linford Ellis(1)(5)               300,000                5%

Common Stock       Kathleen Ellis(2)(5)              300,000                5%

Common Stock       Jeffrey Collins(3)(5)             600,000               10%

(1)   Linford Ellis is Alpha's president

(2)   Kathleen Ellis is Alpha's vice president

(3)   Jeffrey Collins is Alpha's chief executive officer

(4)   All shares of common stock are owned directly

(5) All of the named shareholders are located at: 1400 NW 65th Avenue, Bays A and B Plantation, Florida 33313

(6) The controlling shareholder of Pop Starz Records is Michelle Tucker. As of August 31, 2008 she individually owns approximately 44 % of Pop Starz Records outstanding common stock and through other affiliates, including the Tucker Family Spendthrift Trust for which she is co-trustee, Blue Lake Capital Corp. for which she is a Director and Pop Starz Inc. for which she is trustee of certain shares, additionally owns approximately 49 % of Pop Starz Records outstanding common stock. (See "Transactions with Related Persons")

CHANGES IN CONTROL.

         Following distribution of the registered shares as described in this registration statement, Michelle Tucker, the majority shareholder of Pop Starz Records, Inc. (the Registrant's current controlling shareholder) will become controlling shareholder of the Registrant. Other than this, the Registrant is not aware of any arrangement which may result in a change in control of the Registrant.

PARENTS

         The Registrant's parent company is Pop Starz Records, Inc., whose controlling shareholder is Michelle Tucker Accordingly, both Pop Starz Records, Inc. and Mrs. Tucker should be considered "parents" of the Registrant.

                TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND
                                 CONTROL PERSONS

         On June 25, 2008 Alpha borrowed $50,000 from the Registrant. The note is due June 25, 2009 and provides for interest on the outstanding principal balance at the rate of 8% per annum. The note is secured by all of Alpha's assets.

         Ms. Tucker, our current chief executive officer, through various affiliates is a controlling shareholder of the Registrant which is a controlling shareholder of management.

         Also on June 25, 2008 we borrowed $45,300 pursuant to the terms and conditions of an 8% Convertible Note due June 25, 2009. The loan is convertible into shares of our common stock at the option of the holder at the rate of $.01 per share. The lender was the Tucker Family Spendthrift Trust. Our chief executive officer is one of the co-trustees of the Tucker Family Spendthrift Trust and as such the Trust should be deemed an affiliate of Ms. Tucker

         The Company believes that the terms and conditions as set forth in both note agreements are no less burdensome than those terms that would be imposed on the Company by a third party lender given the limited capital and operating history of Alpha.

         Our administrative office is rented from the Tucker Family Spendthrift Trust. Ms. Tucker is the co-trustee of the trust. We believe that the rent charged for this facility is reasonable in view of the size of the facilities and services provided.

         Effective September 1, 2008 we entered into an employment agreement with Michelle Tucker, our chief executive officer, which provides for payment of $3,000 per month

         Effective July 1, 2008 we entered into an agreement with Michelle Tucker which provides for her to receive 5,000 shares of the Company's common stock in consideration for her serving as a member of the Company's Board of Directors. The agreement also provides for her to receive an additional 2,500 shares of the Company's common stock for chairing any committee of the Board of Directors and an additional 1,250 shares of common stock for serving on any committee of the Board of Directors.

3.1      MEMBER COMPENSATION

(A) Mrs. Tucker shall be compensated for her services as a member of APOLLO board of directors and committees, as follows:

    (1) (a) For basic service as a member of our Company's board of directors, 5,000 shares per month

         (b) For service, as chairperson of any committee, 2,500 shares per month

         (c) For service, on any other committee an additional 1,250 shares per month

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         The Registrant has made no express indemnification provision for directors, officers or controlling persons against liability under the Securities Act of 1933 (the "Securities Act"). The Company will however provide indemnification for all reasonable actions taken by a director in good faith to the fullest extent legally permitted, and exclude actions involving fraud or bad faith. In addition, Florida corporate law (Florida Statutes ss. 607.0831) shields directors from liability for monetary damages unless a director's breach of or failure to perform his duties as a director constitutes a violation of the criminal law (unless the director has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful) or involves a transaction from which the director derived an improper personal benefit either directly or indirectly. The Registrant does not indemnify its officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to any provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-1 with the SEC with respect to the shares of our common stock being registered hereunder. This prospectus, which is a part of such registration statement, does not include all of the information that you can find in such registration statement or the exhibits to such registration statement. You should refer to the registration statement, including its exhibits and schedules, for further information about us and our common stock. Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and, if the contract or document is filed as an exhibit to a registration statement, is qualified in all respects by reference to the relevant exhibit.

         After the spin-off, we will file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet on the SEC's website at www.sec.gov . You may read and copy any filed document at the SEC's public reference rooms in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC's regional offices. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.

                        APOLLO ENTERTAINMENT GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                        FOR THE PERIOD ENDED JUNE 30 2008

Table of Contents

Report of Independent Registered Public Accounting Firm ..................   F-2

Balance Sheet as of June 30, 2008 ........................................   F-3

Statements of Operations for the six months ended June 30, 2008, from the date of Inception (April 12, 2007) to June 30, 2007 and from date of
   Inception through June 30, 2008 .......................................   F-4

Statements of Shareholders Equity ........................................   F-5

Statements of Cash Flows for the six months ended June 30, 2008, from the date of Inception (April 12, 2007) to June 30, 2007 and from date of
   Inception through June 30, 2008 .......................................   F-6

Notes to Financial Statements ............................................   F-7

                               Stan J.H. Lee, CPA
             2160 North Central Rd. Suite 203 * Fort Lee * NJ 07024
                      794 Broadway * Chula Vista * CA 91910
             619-623-7799 Fax 619-564-3408 E-mail) stan2u@gmail.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


To the Shareholders and Board Members of
Apollo Entertainment Group, Inc.

We have audited the accompanying consolidated balance sheet of Apollo Entertainment Group, Inc. as of June 30, 2008 and the related consolidated statements of operation, changes in stockholders' equity and cash flows for the six-months period then ended.

These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apollo Entertainment Group, Inc. as of June 30, 2008, and the results of its operations and its cash flows for the six-months period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company is in the development stage, has suffered a loss, has a net capital deficiency and has yet to generate an internal cash flow. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stan J.H. Lee, CPA
----------------------
Stan J.H. Lee, CPA
September 9, 2008
Chula Vista CA

                        APOLLO ENTERTAINMENT GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET

                                                                       June 30,
                                                                         2008
                                                                       --------

                                     ASSETS

Current Assets:
   Cash ..........................................................     $ 50,000
                                                                       --------

   Total Assets ..................................................     $ 50,000
                                                                       ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
Convertible note payable-realted party ...........................     $ 45,300
                                                                       --------
   Total Current Liabilities .....................................       45,300
                                                                       --------

   Total Liabilities .............................................       45,300
                                                                       --------

Stockholder's Equity
   Common stock, $.001 par value 100,000,000 authorized
      4,800,000 issued and outstanding ...........................        4,800
   Additional Paid in Capital ....................................          254
   Deficit Accumulated in the Development Stage ..................         (354)
                                                                       --------
      Total Stockholder's Equity .................................        4,700
                                                                       --------
         Total Liabilities and Stockholder's Equity ..............     $ 50,000
                                                                       ========

         See Accompanying Notes to the Consolidated Financial Statements

                             APOLLO ENTERTAINMENT GROUP, INC.
                               (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                           For the       From the Date      From the Date
                                          Six Months      of Inception       of Inception
                                            Ended        April 12, 2007     April 12, 2007
                                           June 30,        to June 30,        to June 30,
                                             2008             2007               2008
                                          ----------     --------------     --------------
Revenue ...............................     $     -        $       -          $       -

General administrative expenses .......           -              239                239
                                            -------        ---------          ---------

Loss before provision for income tax ..           -             (239)              (239)
                                            -------        ---------          ---------

Income tax expense ....................           -                -                  -
                                            -------        ---------          ---------

Net Loss ..............................     $     -        $    (239)         $    (239)
                                            =======        =========          =========


Basic and Diluted Loss per Common Share     $     -        $       -          $       -
                                            =======        =========          =========

Basic and Diluted Weigted Average
  Common Shares Outstanding ...........     230,555          100,000            100,000
                                            =======        =========          =========

              See Accompanying Notes to the Consolidated Financial Statements

                                            F-4

                             APOLLO ENTERTAINMENT GROUP, INC.
                               (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                                                                 Deficit
                                                               Accumulated
                                                                  in the         Total
                                   Common Stock      Paid in   Development   Stockholders'
                                 Shares     Amount   Capital      Stage         Equity
                                ---------   ------   -------   -----------   -------------
Balance, April 12, 2007, date
 of inception ...............           -   $    -   $    -    $        -    $          -

Proceeds from Founders shares
 issued at par value of $.01
 on April 12, 2007 ..........      10,000       10      229             -             239
                                        -        -        -          (239)           (239)
                                ---------   ------   ------    ----------    ------------
Balance, Decemeber 31, 2007 .      10,000       10      229          (239)              -

Adjustment for change in par
 value from $.01 to $.001 ...      90,000       90      (90)            -               -

Proceeds from Founders shares
 issued at par value of $.001
 on June 25, 2008 ...........   4,700,000    4,700        -             -           4,700

Net Loss ....................           -        -        -             -               -
                                ---------   ------   ------    ----------    ------------
Balance, June 30, 2008 ......   4,800,000   $4,800   $  139    $     (239)   $      4,700
                                =========   ======   ======    ==========    ============

              See Accompanying Notes to the Consolidated Financial Statements

                                            F-5

                                     APOLLO ENTERTAINMENT GROUP, INC.
                                       (A DEVELOPMENT STAGE COMPANY)
                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           For the       From the Date      From the Date
                                                          Six Months      of Inception       of Inception
                                                            Ended        April 12, 2007     April 12, 2007
                                                           June 30,        to June 30,        to June 30,
                                                             2008             2007               2008
                                                          ----------     --------------     --------------
OPERATING ACTIVITIES:
Net loss .............................................     $     -           $(239)            $   (239)
Adjustments to reconcile net income (loss) to net cash
Provided (used) by operating activities: .............           -               -                    -
Changes in Assets and Liabilities:
   Accrued liabilities ...............................           -               -                    -
                                                           -------           -----             --------
Net Cash Used by Operating Activities ................           -            (239)                (239)
                                                           -------           -----             --------

FINANCING ACTIVITIES:
Proceeds from issuance of common stock ...............       4,700             239                4,939
Proceeds from note payable-related party .............      45,300               -               45,300
                                                           -------           -----             --------
Net Cash Provided by Financing Activities ............      50,000             239               50,239
                                                           -------           -----             --------

Net Increase in Cash .................................      50,000               -               50,000
                                                           -------           -----             --------

Cash at Beginning of Period ..........................           -               -                    -
                                                           -------           -----             --------
Cash at End of Period ................................     $50,000           $   -             $ 50,000
                                                           =======           =====             ========


Supplemental Disclosures:
Cash paid for income taxes ...........................     $     -           $   -             $      -
                                                           =======           =====             ========
Cash paid for interest ...............................     $     -           $   -             $      -
                                                           =======           =====             ========

Non Cash Transactions: ...............................     $     -           $   -             $      -
                                                           =======           =====             ========

                      See Accompanying Notes to the Consolidated Financial Statements

                                                    F-6

                        APOLLO ENTERTAINMENT GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF ESTIMATES:

NATURE OF BUSINESS AND BASIS OF PRESENTATION

Apollo Entertainment Group, Inc. ("the Company" or "Apollo") was incorporated in the State of Florida on April 12, 2007 under the name Pop Starz Publishing Corp. On June 24, 2008, the Company changed its name to Apollo Entertainment Group, Inc. Additionally, on the same date, the authorized number of shares was increased from 10,000 to 100,000,000 and the par value of the common stock was changed from $.01 to $.001.

The Company, through its subsidiary, Alpha Music Mfg. Corp., intends to offer the services of Audio CD/CD Rom duplication and replication, audio cassette duplication, DVD duplication, and vinyl record pressing throughout the United States.

Apollo is a holding corporation. All of our operations will initially be conducted through our subsidiary, Alpha Music Mfg. Corp. which is a Florida corporation, incorporated on June 24, 2008.

At June 30, 2008, the Company is the wholly owned subsidiary of Pop Starz Records, Inc. Subsequent to that date, the Company has issued shares to employees and a consultant, which reduce the Parent's ownership in the Company to 80%. See Note 5.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Apollo Entertainment Group, Inc. and its wholly owned subsidiary Alpha Music Mfg. Corp. All intercompany accounts and transactions have been eliminated in consolidation.

DEVELOPMENT STAGE

The Company's financial statements are presented as those of a development stage enterprise.

USE OF ESTIMATES

The preparation of financial statements, in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions, which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

                        APOLLO ENTERTAINMENT GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CASH AND CASH EQUIVALENTS

Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

INVENTORY

Inventory will be stated at the lower of cost or market.

PROPERTY AND EQUIPMENT

Property and equipment will be recorded at cost. Depreciation will be recorded on a straight-line basis over the estimated useful lives of the assets.

REVENUE RECOGNITION

Revenues will be recognized in accordance with SEC Staff Accounting Bulletin
(SAB) No. 101, "Revenue Recognition in Financial Statements". Under SAB 101, product or service revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectability is reasonably assured.

Revenue will be recognized when payment is received, or when we have made other payment arrangements with clients and management has a high degree of confidence that collectability of the sale is assured.

Shipping and handling costs will be included in prices charged to customers and reflected as part of income in reported revenues.

FINANCIAL INSTRUMENTS

Financial instruments consist primarily of cash and a convertible note payable-related party. The carrying amounts of cash and note payable-related party approximate fair value because of the short maturity of those instruments.

BENEFICIAL CONVERSION FEATURE AND DERIVATIVE LIABILITY

The Company has reviewed the provisions of its convertible note payable and determined that there is no required accounting for a beneficial conversion feature pursuant to the guidance in contained in EITF No.'s 98-5 and 00-27 as at the commitment date, the conversion price was in excess of the estimated fair value of the stock.

SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires bifurcation of embedded derivative instruments and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, under EITF No. 00-19, the fair value of freestanding derivative instruments such as warrants, are valued using the Black-Scholes option-pricing model. At June 30, 2008, we had no such derivative instruments

                        APOLLO ENTERTAINMENT GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ADVERTISING

Advertising costs are charged to operations when incurred.

INCOME TAXES

The Company complies with the provisions of SFAS No. 109 "Accounting for Income Taxes". Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

INCOME (LOSS) PER SHARE

In accordance with SFAS No. 128, "Earnings Per Share", the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at June 30, 2008, diluted net loss per share is equivalent to basic net loss per share as their effect would be anti-dilutive. The Company has a convertible note payable which is convertible into 4,530,000 shares of common stock which was not included in the calculation of the earnings per share as the effect was anti-dilutive. Additionally, subsequent to June 30, 2008, the Company has issued 1,200,000 shares of common stock to employees and a consultant. These shares are not included in the calculation of the weighted average shares outstanding as to include them, would reduce the loss per share.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements", which clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. It also defines fair value and established a hierarchy that prioritizes the information used to develop assumptions. In February 2008, the FASB issued Financial Staff Positions ("FSP") SFAS 157-2, Effective Date of FASB Statement No. 157 ("FSP 157-2"), which delays the effective date of SFAS No. 157, for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). FSP 157-2 partially defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of this FSP. FSP 157-2 is effective for us beginning January 1, 2009. We are currently evaluating the potential impact of the adoption of those provisions of SFAS 157, for which effectiveness was delayed by FSP 157-2, on our consolidated financial position and results of operations.

                        APOLLO ENTERTAINMENT GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 2007, the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities", which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings. The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable. Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes. SFAS No. 159 is effective as of the beginning of the Company's 2008 fiscal year. The adoption of SFAS No. 159 did not have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51" (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent's ownership of a non-controlling interest, calculation and disclosure of the consolidated net income attributable to the parent and the non-controlling interest, changes in a parent's ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained non-controlling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company has not yet determined the effect of the adoption of SFAS No. 160 will have on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, "Business Combinations" ("SFAS 141R"), which replaces FASB SFAS 141, "Business Combinations". This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition. SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date. This compares to the cost allocation method previously required by SFAS No. 141. SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met. Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date. This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008. Early adoption of this standard is not permitted and the standards are to be applied prospectively only. Upon adoption of this standard, there would be no impact to the Company's results of operations and financial condition for acquisitions previously completed. The adoption of SFAS No. 141R is not expected to have a material effect on its financial position, results of operations or cash flows.

                        APOLLO ENTERTAINMENT GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In March 2008, the FASB issued SFAS No. 161 "Disclosures about Derivative Instruments and Hedging Activities--An Amendment of FASB Statement No. 133." ("SFAS 161"). SFAS 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity's use of derivative instruments, the accounting of derivative instruments and related hedged items under Statement 133 and its related interpretations, and the effects of these instruments on the entity's financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. We do not expect its adoption will have a material impact on our financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." The current GAAP hierarchy, as set forth in the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standard No. 69, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles, has been criticized because (1) it is directed to the auditor rather than the entity, (2) it is complex, and (3) it ranks FASB Statements of Financial Accounting Concepts. The FASB believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the FASB concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and is issuing this Statement to achieve that result. This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The adoption of SFAS No. 162 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 2: RELATED PARTY TRANSACTIONS

On April 12, 2007 in connection with the formation of the Company, the founder of the Company received 100,000 shares of common stock from the Company for an aggregate of $239 or $.001 per share. The shares have been adjusted to reflect the change in par value from $.01 to $.001.

On June 25, 2008, the Company entered into a convertible note payable with the Tucker Family Spendthrift Trust in the amount of $45,300. The convertible note payable bears interest at the rate of 8% per annum, and is due on June 25, 2009. The note holder may convert the note payable into shares of common stock at the rate of $.01 of principal for each share of common stock.

NOTE 3: STOCKHOLDERS' EQUITY

At June 30, 2008, the authorized capital of the Company consists of 100,000,000 shares of common stock with a par value of $.001. There were 4,800,000 shares of common stock issued and outstanding at June 30, 2008.

                        APOLLO ENTERTAINMENT GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4: COMMITMENTS

On June 26, 2008, the Company, through its subsidiary Alpha, entered into a lease agreement for an office and warehouse facility. The lease commences August 1, 2008 with monthly rental payments of $2,961. The lease continues through July 2011. The lease contains an option to renew for an additional three year period. A schedule of future minimum lease payments due under the operating lease is as follows:

         Year Ending
         December 31,          Amount
         ------------         --------
             2008             $ 14,805
             2009               35,532
             2010               35,532
             2011               20,727
                              --------
                              $106,596
                              ========

NOTE 5: GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through short-term loans from its Parent, Pop Starz Records, Inc. and additional equity investments, which will enable the Company to continue operations for the coming year.

NOTE 6: SUBSEQUENT EVENTS

Effective July 1, 2008, Alpha entered into a consulting agreement with a consultant. Alpha will pay the consultant $1,000 per month for a minimum of 40 hours per month of consulting services. Additionally the consultant is to receive 600,000 shares of Apollo common stock. The shares vest ratably over a three year period and are subject to forfeiture if the consultant does not remain with Alpha for a period of three years. For a period of two years commencing on January 1, 2009, the consultant shall have the right to exchange all of his Apollo shares for 33.33% of Alpha conditioned upon the repayment of all funds advanced to Alpha plus interest by Apollo and or its designees. For a period of two years commencing on September 1, 2008, Apollo may exchange with consultant 33.33% of its shares in Alpha for return of all of consultants Apollo shares without Alpha being required to repay any of the advances made by Apollo.

                        APOLLO ENTERTAINMENT GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Effective July 1, 2008, Alpha entered into employment agreements with two employees. Alpha will pay the employees $4,000 and $2,000 per month, respectively. Additionally the employees are to receive 300,000 shares of Apollo common stock. The shares vest ratably over a three year period and are subject to forfeiture if the employee does not remain with Alpha for a period of three years. For a period of two years commencing on January 1, 2009, the employee shall have the right to exchange all of his Apollo shares for 16.66% of Alpha conditioned upon the repayment of all funds advanced to Alpha plus interest by the Apollo and or its designees. For a period of two years commencing on September 1, 2008, Apollo may exchange with employee 16.66% of its Alpha shares for return of all of employees shares in the Apollo without Alpha being required to repay any of the advances made by Apollo.

Effective July 1, 2008, the Company entered into a month to month lease agreement with the Tucker Family Spendthrift Trust, a related party, for administrative office space. The monthly rental expense associated with the lease is $1,000 per month.

Effective July 1, 2008, the Company entered into an agreement with Mrs. Michelle Tucker for her service as a Director. Mrs. Tucker will be compensated as follows:

         (i) For basic service as a member of the Company's board of directors, 5,000 shares per month,

         (ii)  For service as chairman of any committee, 2,500 shares per month,

         (iii) For service on any other committee, an additional 1,250 shares per month.

Additionally, effective September 1, 2008, Mrs. Tucker has an entered into an employment agreement whereby she is to be paid $3,000 per month for services to be provided by her in her capacity as President of the Company.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

         The expenses of registration and distribution will be borne exclusively by the Registrant and include:

         Registration Fee...................................   $   nil
         Electronic Filing..................................     1,000
         Transfer Agent Fees................................     1,500
         Legal..............................................    15,000
         Accounting.........................................     2,700
                                                               -------
         Total..............................................   $20,200

                     RECENT SALE OF UNREGISTERED SECURITIES

         At various dates since its incorporation, we issued a total of six (6) million unregistered shares of our Common Stock. Sales of unregistered shares of Common Stock were made in reliance on Section 4(2) of the Securities Act. In each case, the subscriber was required to represent that the shares were purchased for investment purposes, and the certificates were legended to prevent transfer except in compliance with applicable laws. In addition, each subscriber was provided with access to the Registrant's officers, directors, books and records to obtain any information.

         Date:     No. of Shares      Name                         Consideration

                     4,800,000        Pop Starz Records, Inc.      $4,800

                       300,000        Linford Ellis                Services (1)

                       300,000        Kathleen Ellis               Services (1)

                       600,000        Jeffrey Collins              Services (1)

         (1) All stock issued were issued pursuant to employment and consulting agreements entered into between the respective shareholder and Alpha.

         All shares of common stock were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act. Each offering was limited and made to sophisticated investors. In each case the subscriber was required to represent that the shares were purchased for investment purposes, and that a restrictive legend prohibiting further transfer, except by applicable law, was placed on the certificate. In addition, each subscriber was provided with access to the Registrant's books and records and provided the opportunity to obtain any requested information.

EXHIBITS.

3(i).1   Articles of Incorporation

3(i).2   Amended Articles of Incorporation

3(i).3   Second Amended Articles of Incorporation

3(ii).1  By-laws

5.1      Opinion on legality

10.1     Asset Purchase Agreement between Alpha and Linford Ellis

10.2     Secured Loan Agreement between Pop Starz Publishing Corp and Alpha

10.3     Convertible Note between Tucker Family Spendthrift Trust and Apollo

10.4     Employment Agreement with Linford Ellis

10.5     Employment Agreement with Kathleen Ellis

10.6     Employment Agreement with Michelle Tucker

10.7     Director Agreement with Michelle Tucker

10.8     Consulting Agreement with Jeffrey Collins

23.1     Consent of auditors

23.2     Consent of Jeffrey G. Klein, P.A. (Included as part of Exhibit 5.1)

                                  UNDERTAKINGS.

         Upon effectiveness of this registration statement, the Registrant will provide to its parent company certificates in such denominations and registered in such names as required to permit prompt distribution to the named shareholders.

         Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to any provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Burbank, State of California on September 12, 2008.

Registrant: APOLLO ENTERTAINMENT GROUP, INC.


By: /s/ Michelle Tucker
    -------------------
    CEO and President

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Michelle Tucker
-------------------
CEO, President, Chief Accounting Officer and Director
September 12, 2008